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                                                                EXHIBIT 99.1

                           REPUBLIC NATIONAL BANCORP, INC.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER        , 1997

    The undersigned hereby appoints John T. Katsenes and Thomas J. Euen, or either of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Republic National Bancorp, Inc., to be held on _____________, November __, 1997, at __:00 a.m., local time, at 2020 North Central Avenue, Phoenix, Arizona 85004, or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies. The undersigned authorizes and directs said proxies to vote as follows:

1. Proposal to approve the Restated Agreement and Plan of Merger dated as of August 28, 1997 between Republic National Bancorp, Inc. and Community First Bankshares, Inc.

    / /    FOR                    / /    AGAINST

2. In their discretion upon such other matters as may properly come before the meeting.
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                     (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


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                            (CONTINUED FROM PREVIOUS SIDE)



                             THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBER ONE SUMMARIZED ON THE REVERSE SIDE OF THIS CARD UNLESS OTHERWISE SPECIFIED.

                                  Number of Shares:
                                                   ---------------------------

                                       Dated                       , 1997
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                                            Signature


                                            ----------------------------------
                                            Signature if held jointly

                             Please date and sign exactly as your name(s) appears at left indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.